SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) January 21, 2014

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL Inc. (the "Registrant") announced fourth quarter and full year 2013 results through December 31, 2013.  For a more detailed description of the announcement see the press release attached as Exhibit #99.1.

Item 8.01

Other Events.

The Company also announced that its Board of Directors had declared a cash dividend of $0.01 per share, payable on February 18, 2014 to shareholders of record on February 3, 2014.

Exhibits

--------

Exhibit 99.1

Press release dated January 21, 2014, announcing the fourth quarter and full year 2013 results through December 31, 2013. The Company also announced that its Board of Directors had declared a cash dividend of $0.01 per share, payable on February 18, 2014 to shareholders of record on February 3, 2014.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Executive Vice President

& CFO

Date: January 21, 2014

Exhibit 99.1

AMERISERV FINANCIAL REPORTS EARNINGS FOR THE FOURTH QUARTER AND FULL YEAR OF 2013 AND DECLARES QUARTERLY COMMON STOCK DIVIDEND

JOHNSTOWN, PA – AmeriServ Financial, Inc. (NASDAQ: ASRV) reported fourth quarter 2013 net income available to common shareholders of $1,789,000 or $0.09 per diluted common share.  This represented a 125% increase in earnings per share from the fourth quarter of 2012 where net income available to common shareholders totaled $683,000 or $0.04 per diluted common share.  For the year ended December 31, 2013, the Company reported net income available to common shareholders of $4,984,000 or $0.26 per diluted common share.  This represented a 23.8% increase in earnings per share from the full year 2012 where net income available to common shareholders totaled $4,211,000 or $0.21 per diluted common share.  The following table highlights the Company’s financial performance for both the quarters and years ended December 31, 2013 and 2012:

	Fourth Quarter 2013	Fourth Quarter 2012	Year Ended December 31, 2013	Year Ended December 31, 2012

Net income	$1,841,000	$735,000	$5,193,000	$5,039,000
Net income available to common shareholders	$1,789,000	$683,000	$4,984,000	$4,211,000
Diluted earnings per share	$ 0.09	$ 0.04	$ 0.26	$0.21

Glenn L. Wilson, President and Chief Executive Officer, commented on the 2013 financial results: “I was pleased that AmeriServ Financial finished 2013 with a strong fourth quarter that demonstrated both increased revenue and improved asset quality.  This performance contributed to 23.8% earnings per share growth and 5.7% tangible book value per share growth during the full year of 2013.  Specifically, an increase in net interest income resulted from continued strong growth of our loan portfolio, as total loans grew by $55 million, or 7.5%, during the past year.  Non-interest income also increased by $801,000 or 5.4% between years, due largely to fee growth within our trust and wealth management businesses as a result of increased assets under management.  Finally, we ended 2013 with excellent asset quality as our non-performing assets are only 0.52% of total loans and our allowance for loan losses provided 327% coverage of non-performing loans, even after a negative loan loss provision during the fourth quarter. ”

The Company’s net interest income in the fourth quarter of 2013 increased by $516,000 or 6.4% from the prior year’s fourth quarter, and for the full year 2013 increased by $658,000 or 2.0% when compared to the full year 2012.  The Company’s net interest margin of 3.56% for the full year 2013 was nine basis points lower than the net interest margin of 3.65% for the full year 2012, even though the Company did experience increased net interest margin performance during the fourth quarter of 2013 due to strong loan growth, greater loan prepayment fees and reduced premium amortization on mortgage backed securities compared to last year’s fourth quarter.  The lower net interest margin for the full year 2013 demonstrates the impact of the Federal Reserve’s low interest rate policies which has pressured community banks interest revenue. The Company has been able to mitigate this net interest margin pressure and increase net interest income by both reducing its cost of funds and growing its earning assets, particularly loans.  Specifically, these efforts have resulted in total loans averaging $746 million for the full year 2013, which is $58 million or 8.4% higher than the $689 million average for the 2012 year.  This loan growth reflects the successful results of the Company’s more intensive sales calling efforts, with an emphasis on generating commercial loans and owner occupied commercial real estate loans, which qualify as Small Business Lending Fund (SBLF) loans, particularly through its loan production offices.  As a result of this growth in SBLF qualified loans, the Company has locked in the lowest preferred dividend rate available under the program of 1% until the first quarter of 2016.  This lower rate has saved the Company $619,000 in preferred stock dividend payments in 2013 and is a key factor responsible for the previously mentioned growth in earnings per share this year.  Total interest expense for the full year 2013 also declined by $1.2 million from the 2012 year due to the Company’s proactive efforts to reduce deposit costs.  Even with this reduction in deposit costs, the Company still experienced growth in deposits which reflects the loyalty of our core deposit base and ongoing efforts to cross sell new loan customers into deposit products.  Specifically, total deposits have averaged $847 million for the full year 2013 which is a record level for the Company.  The Company is pleased that the majority of the deposit growth has occurred in non-interest bearing demand deposit accounts.

The Company recorded a $1.0 million negative provision for loan losses in the fourth quarter of 2013 as compared to a $550,000 provision recorded in the fourth quarter of 2012.  For the full year 2013, the Company recorded a negative loan loss provision of $1.1 million compared to a $775,000 negative provision for the 2012 year.  There has been $325,000 more earnings benefit from negative loan loss provisions in 2013.  The fourth quarter 2013 negative provision largely resulted from the release of reserves due to the pay-off of the Company’s largest classified loan and a continued reduction in the level of criticized loans and non-performing assets.  At December 31, 2013, non-performing assets are at their lowest point since the financial crisis and totaled $4.1 million or 0.52% of total loans which is $3.1 million lower than they were at the end of 2012. Net loan charge-offs were also lower in the fourth quarter of 2013 as they totaled $80,000 or 0.04% of total loans compared to net charge-offs of $808,000 or 0.45% of total loans in the fourth quarter of 2012.  For the full year 2013, actual credit losses realized through net charge-offs totaled $1.4 million or 0.18% of total loans which is comparable with the full year 2012 when net charge-offs totaled $1.3 million or 0.19% of total loans.  When determining the provision for loan losses, the Company considers a number of factors some of which include periodic credit reviews, non-performing assets, loan delinquency and charge-off trends, concentrations of credit, loan volume trends and broader local and national economic trends.  In summary, the allowance for loan losses provided a strong 327% coverage of non-performing loans, and was 1.29% of total loans, at December 31, 2013, compared to 210% of non-performing loans, and 1.74% of total loans, at December 31, 2012.

Total non-interest income in the fourth quarter of 2013 decreased by only $20,000, or 0.5%, from the prior year’s fourth quarter but for the full year 2013 increased by $801,000, or 5.4%, when compared to the full year 2012.  Increased fees from our trust and wealth management businesses were basically offset by reduced revenue from our mortgage banking business to cause the fourth quarter total non-interest income to be relatively flat.  Specifically, trust and investment advisory fees increased by $181,000, or 9.7%, for the fourth quarter 2013 and $544,000, or 7.5%, for the full year 2013 due to increased assets under management which reflects both successful new business development activities and market appreciation of existing assets. After little activity in 2012, the Company did realize investment security gains of $67,000 in the fourth quarter and $204,000 for the full year of 2013 due to the sale of certain rapidly prepaying mortgage backed securities.  These positive items were partially offset by decreased revenue from residential mortgage banking activities in the second half of 2013.  Specifically, gains realized on residential mortgage loan sales into the secondary market declined by $166,000 in the fourth quarter and $43,000 for the full year 2013 due to reduced mortgage loan production, particularly refinance activity as a result of higher mortgage rates in the second half of 2013.  Finally, income from bank owned life insurance increased by $135,000 for the full year 2013 due to the receipt of a death claim payment in the second quarter.

Total non-interest expense in the fourth quarter of 2013 increased by $373,000, or 3.6%, from the prior year’s fourth quarter and for the full year 2013 increased by $1.6 million, or 3.9%, when compared to the full year 2012.  Salaries and employee benefits increased by $27,000, or 0.4%, for the fourth quarter and $691,000, or 2.8%, for the full year due to higher salaries expense and pension expense.  Professional fees also increased by $75,000 in the fourth quarter and $457,000 for the full year due largely to higher legal costs, recruitment fees, and increases in several other professional fee categories.  FDIC insurance expense increased by $80,000 in the fourth quarter and $170,000 for the full year due largely to the bank’s increased asset size.  Also, an increase in the reserve for unfunded commitments, which is reflected in the other expense category, increased 2013 fourth quarter expense by $112,000 and full year expense by $238,000 due to increased loan approval activity.  Finally, the Company recorded an income tax expense of $2.3 million for an effective tax rate of 30.6%, for the full year 2013, which is comparable to an income tax expense of $2.2 million for an effective tax rate of 30.8%, for the 2012 year.

The Company grew its total assets during 2013 by 5.5% to $1.056 billion at year end.  Additionally, the Company had shareholders’ equity of $113 million, a book value of $4.91 per common share and a tangible book value of $4.24 per common share at December 31, 2013.  The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status with a risk based capital ratio of 15.28%, an asset leverage ratio of 11.45% and a tangible common equity to tangible assets ratio of 7.64% at December 31, 2013.

QUARTERLY COMMON STOCK DIVIDEND

The Company also announced that its Board of Directors declared a $0.01 per share quarterly common stock cash dividend.  The cash dividend is payable February 18, 2014 to shareholders of record on February 3, 2014.  This cash dividend represents a 1.3% annualized yield using the January 17, 2014 closing common stock price of $3.11 and represents an approximate payout ratio of 11% based upon the Company’s fourth quarter 2013 earnings per share of $0.09.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission.  Actual results may differ materially.

Nasdaq: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

December 31, 2013

(In thousands, except per share and ratio data)

(Unaudited)

2013

	1QTR	2QTR	3QTR	4QTR	YEAR
					TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,056	$1,070	$1,226	$1,841	$5,193
Net income available to common shareholders	1,004	1,018	1,173	1,789	4,984

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.43%	0.43%	0.47%	0.70%	0.51%
Return on average equity	3.86	3.86	4.44	6.57	4.69
Net interest margin	3.59	3.50	3.46	3.57	3.56
Net charge-offs (recoveries) as a percentage of average loans	0.76	(0.02)	(0.02)	0.04	0.18
Loan loss provision (credit) as a percentage of average loans	(0.14)	0.08	-	(0.51)	(0.15)
Efficiency ratio	89.52	86.28	85.41	86.17	86.83

PER COMMON SHARE:
Net income:
Basic	$0.05	$0.05	$0.06	$0.10	$0.26
Average number of common shares outstanding	19,168	19,039	18,784	18,784	18,942
Diluted	0.05	0.05	0.06	0.09	0.26
Average number of common shares outstanding	19,257	19,128	18,878	18,879	19,034
Cash dividends declared	$0.00	$0.01	$0.01	$0.01	$0.03

2012

	1QTR	2QTR	3QTR	4QTR	YEAR
					TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,565	$1,432	$1,307	$735	$5,039
Net income available to common shareholders	1,302	1,170	1,056	683	4,211

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.65%	0.59%	0.52%	0.29%	0.51%
Return on average equity	5.60	5.19	4.66	2.60	4.51
Net interest margin	3.70	3.59	3.59	3.55	3.65
Net charge-offs (recoveries) as a percentage of average loans	0.13	(0.02)	0.16	0.45	0.19
Loan loss provision (credit) as a percentage of average loans	(0.38)	(0.30)	(0.11)	0.30	(0.11)
Efficiency ratio	86.17	86.34	85.50	86.61	86.16

PER COMMON SHARE:
Net income:
Basic	$0.06	$0.06	$0.05	$0.04	$0.21
Average number of common shares outstanding	20,679	19,584	19,275	19,209	19,685
Diluted	0.06	0.06	0.05	0.04	0.21
Average number of common shares outstanding	20,722	19,652	19,351	19,289	19,747
Cash dividends declared	$0.00	$0.00	$0.00	$0.00	$0.00

AMERISERV FINANCIAL, INC.

(In thousands, except per share, statistical, and ratio data)

(Unaudited)

2013

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$999,718	$1,025,084	$1,038,144	$1,056,036
Short-term investments/overnight funds	23,995	9,291	8,646	9,778
Investment securities	162,866	168,284	167,110	160,165
Loans and loans held for sale	717,852	751,522	763,681	786,748
Allowance for loan losses	10,960	11,145	11,183	10,104
Goodwill	12,613	12,613	12,613	12,613
Deposits	847,189	840,272	852,211	854,522
FHLB borrowings	16,000	50,292	52,096	66,555
Shareholders’ equity	111,445	109,282	110,370	113,307
Non-performing assets	4,387	5,027	5,037	4,109
Asset leverage ratio	11.58%	11.52%	11.44%	11.45%
Tangible common equity ratio	7.88	7.47	7.48	7.64
PER COMMON SHARE:
Book value (A)	$4.72	$4.70	$4.76	$4.91
Tangible book value (A)	4.06	4.03	4.09	4.24
Market value	3.13	2.74	3.15	3.03
Trust assets – fair market value (B)	$1,566,236	$1,562,366	$1,599,402	$1,668,654

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	357	360	358	352
Branch locations	18	18	18	18
Common shares outstanding	19,168,188	18,784,188	18,784,188	18,784,188

2012

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$967,401	$997,102	$1,002,281	$1,000,991
Short-term investments/overnight funds	7,398	14,158	14,210	9,012
Investment securities	190,089	191,791	181,319	165,261
Loans and loans held for sale	671,328	690,815	706,624	731,741
Allowance for loan losses	13,778	13,317	12,829	12,571
Goodwill	12,613	12,613	12,613	12,613
Deposits	820,105	854,017	850,125	835,734
FHLB borrowings	6,390	3,000	12,000	28,660
Shareholders’ equity	112,270	110,810	112,311	110,468
Non-performing assets	4,801	5,077	5,372	7,224
Asset leverage ratio	11.83%	11.60%	11.45%	11.44%
Tangible common equity ratio	8.24	7.84	7.95	7.78
PER COMMON SHARE:
Book value (A)	$4.46	$4.66	$4.74	$4.67
Tangible book value (A)	3.84	4.00	4.09	4.01
Market value	2.74	2.82	2.97	3.01
Trust assets – fair market value (B)	$1,469,789	$1,447,877	$1,511,012	$1,512,387

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	353	353	355	350
Branch locations	18	18	18	18
Common shares outstanding	20,465,521	19,284,521	19,255,221	19,164,721

NOTES:

(A)

Preferred stock of $21 million received through the Small Business Lending Fund is excluded from the book value per common share and tangible book value per common share calculations.

        (B) Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

(Unaudited)

2013

	1QTR	2QTR	3QTR	4QTR	YEAR
INTEREST INCOME					TO DATE
Interest and fees on loans	$8,628	$8,590	$8,765	$9,137	$35,120
Interest on investments	1,074	1,037	1,046	1,066	4,223
Total Interest Income	9,702	9,627	9,811	10,203	39,343

INTEREST EXPENSE
Deposits	1,350	1,288	1,274	1,252	5,164
All borrowings	310	318	337	353	1,318
Total Interest Expense	1,660	1,606	1,611	1,605	6,482

NET INTEREST INCOME	8,042	8,021	8,200	8,598	32,861
Provision (credit) for loan losses	(250)	150	-	(1,000)	(1,100)
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	8,292	7,871	8,200	9,598	33,961

NON-INTEREST INCOME
Trust fees	1,667	1,779	1,668	1,803	6,917
Investment advisory fees	214	220	225	236	895
Net realized gains on investment securities	71	-	66	67	204
Net realized gains on loans held for sale	386	241	285	177	1,089
Service charges on deposit accounts	511	538	560	564	2,173
Bank owned life insurance	201	388	204	205	998
Other income	766	909	978	815	3,468
Total Non-Interest Income	3,816	4,075	3,986	3,867	15,744

NON-INTEREST EXPENSE
Salaries and employee benefits	6,331	6,176	6,251	6,357	25,115
Net occupancy expense	773	751	694	719	2,937
Equipment expense	455	455	429	512	1,851
Professional fees	1,035	1,150	1,034	1,108	4,327
FDIC deposit insurance expense	134	151	152	174	611
Other expenses	1,894	1,759	1,853	1,876	7,382
Total Non-Interest Expense	10,622	10,442	10,413	10,746	42,223

PRETAX INCOME	1,486	1,504	1,773	2,719	7,482
Income tax expense	430	434	547	878	2,289
NET INCOME	1,056	1,070	1,226	1,841	5,193
Preferred stock dividends	52	52	53	52	209
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,004	$1,018	$1,173	$1,789	$4,984

2012

	1QTR	2QTR	3QTR	4QTR	YEAR
INTEREST INCOME					TO DATE
Interest and fees on loans	$8,729	$8,552	$8,807	$8,727	$34,815
Interest on investments	1,395	1,333	1,223	1,151	5,102
Total Interest Income	10,124	9,885	10,030	9,878	39,917

INTEREST EXPENSE
Deposits	1,762	1,668	1,587	1,485	6,502
All borrowings	304	296	301	311	1,212
Total Interest Expense	2,066	1,964	1,888	1,796	7,714

NET INTEREST INCOME	8,058	7,921	8,142	8,082	32,203
Provision (credit) for loan losses	(625)	(500)	(200)	550	(775)
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	8,683	8,421	8,342	7,532	32,978

NON-INTEREST INCOME
Trust fees	1,697	1,628	1,533	1,669	6,527
Investment advisory fees	193	177	182	189	741
Net realized gains on investment securities	-	12	-	-	12
Net realized gains on loans held for sale	276	251	262	343	1,132
Service charges on deposit accounts	535	517	567	576	2,195
Bank owned life insurance	215	212	217	219	863
Other income	758	936	888	891	3,473
Total Non-Interest Income	3,674	3,733	3,649	3,887	14,943

NON-INTEREST EXPENSE
Salaries and employee benefits	5,986	5,976	6,132	6,330	24,424
Net occupancy expense	729	702	698	671	2,800
Equipment expense	451	473	395	445	1,764
Professional fees	923	937	977	1,033	3,870
FDIC deposit insurance expense	129	114	104	94	441
Other expenses	1,896	1,865	1,781	1,800	7,342
Total Non-Interest Expense	10,114	10,067	10,087	10,373	40,641

PRETAX INCOME	2,243	2,087	1,904	1,046	7,280
Income tax expense	678	655	597	311	2,241
NET INCOME	1,565	1,432	1,307	735	5,039
Preferred stock dividends	263	262	251	52	828
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,302	$1,170	$1,056	$683	$4,211

AMERISERV FINANCIAL, INC.

Nasdaq: ASRV

Average Balance Sheet Data (In thousands)

(Unaudited)

2013

2012

	4QTR	TWELVE	4QTR	TWELVE
Interest earning assets:		MONTHS		MONTHS
Loans and loans held for sale, net of unearned income	$775,273	$746,490	$717,959	$688,736
Deposits with banks	6,504	8,027	5,064	10,634
Short-term investment in money market funds	2,709	3,260	4,716	1,889
Fed funds sold	-	79	-	-
Total investment securities	168,084	168,521	175,114	186,775
Total interest earning assets	952,570	926,377	902,853	888,034

Non-interest earning assets:
Cash and due from banks	17,022	16,795	18,219	17,136
Premises and equipment	13,389	12,839	11,446	11,055
Other assets	71,386	75,360	81,804	81,796
Allowance for loan losses	(11,020)	(11,434)	(12,511)	(13,500)

Total assets	$1,043,347	$1,019,937	$1,001,811	$984,521

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$83,582	$75,126	$64,131	$60,810
Savings	86,892	87,819	84,995	85,112
Money market	217,966	212,735	221,732	211,744
Other time	311,731	312,741	320,007	327,557
Total interest bearing deposits	700,171	688,421	690,865	685,223
Borrowings:
Federal funds purchased and other short-term borrowings	31,121	17,973	7,005	5,342
Advances from Federal Home Loan Bank	23,069	18,170	11,478	5,661
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085	13,085	13,085
Total interest bearing liabilities	767,446	737,649	722,433	709,311

Non-interest bearing liabilities:
Demand deposits	154,026	158,169	152,861	147,887
Other liabilities	10,619	13,378	14,156	15,517
Shareholders’ equity	111,256	110,741	112,361	111,806
Total liabilities and shareholders’ equity	$1,043,347	$1,019,937	$1,001,811	$984,521